Exhibit 10.23

EXECUTION VERSION

FIRST LIEN INTERCREDITOR AGREEMENT

dated as of March 3, 2014

among

JPMORGAN CHASE BANK, N.A.,

as ABL Agent,

CREDIT SUISSE AG,

as Term Loan Agent,

ROUNDY’S, INC.,

ROUNDY’S ACQUISITION CORP.,

ROUNDY’S SUPERMARKETS, INC.,

and

THE OTHER GRANTORS PARTY HERETO

TABLE OF CONTENTS

PAGE
ARTICLE 1
DEFINITIONS
Section 1.01. Definitions	1
Section 1.02. UCC Definitions	10
Section 1.03. Terms Generally	10

ARTICLE 2
LIEN PRIORITIES

Section 2.01. Subordination of Liens	11
Section 2.02. Nature of Obligations	12
Section 2.03. Agreements Regarding Actions to Perfect Liens; Similar Liens	12
Section 2.04. No New Liens	13
Section 2.05. Delivery of Termination Date Notices	14

ARTICLE 3
ENFORCEMENT RIGHTS

Section 3.01. Exclusive Enforcement	14
Section 3.02. Standstill and Waivers	14
Section 3.03. Judgment Creditors	16
Section 3.04. Cooperation with respect to ABL Priority Collateral	16
Section 3.05. No Additional Rights for the Grantors Hereunder	18
Section 3.06. Option to Purchase	19
Section 3.07. Actions Upon Breach	20

ARTICLE 4
APPLICATION OF PROCEEDS OF COMMON COLLATERAL; DISPOSITIONS AND RELEASES OF COMMON COLLATERAL; INSPECTION AND INSURANCE

Section 4.01. Application of Proceeds; Turnover Provisions	20
Section 4.02. Releases of Second Priority Lien	22
Section 4.03. Inspection Rights and Insurance	22

ARTICLE 5
INSOLVENCY PROCEEDINGS

Section 5.01. Filing of Motions	23
Section 5.02. Financing Matters	23
Section 5.03. Relief from the Automatic Stay	24

i

ii

FIRST LIEN INTERCREDITOR AGREEMENT

FIRST LIEN INTERCREDITOR AGREEMENT (this “Agreement”) dated as of March 3, 2014 by and among JPMorgan Chase Bank, N.A., as agent (in such capacity, with its successors and assigns, the “ABL Agent”) for the ABL Secured Parties (as defined below), Credit Suisse AG, as agent (in such capacity, with its successors and assigns, the “Term Loan Agent”) for the Term Loan Secured Parties (as defined below), Roundy’s, Inc., a Delaware corporation (the “Parent”), Roundy’s Acquisition Corp., a Delaware corporation (“Holdings”), Roundy’s Supermarket, Inc., a Wisconsin corporation (the “Company”), and each of the other Grantors (as defined below) party hereto.

WHEREAS, the Company has entered into the ABL Agreement described in Section 1.01 hereof, pursuant to which the lenders party thereto have agreed to make loans and extend other financial accommodations to the Company; and

WHEREAS, the Company has entered into the Term Loan Agreement described in Section 1.01 hereof, pursuant to which the lenders party thereto have agreed to make loans to the Company; and

WHEREAS, (a) the Parent has granted a Lien on the equity interests of Holdings and certain related assets, (b) Holdings has granted a Lien on the equity interests of the Company and certain related assets and (c) the other Grantors have granted Liens on substantially all of their respective assets (i) to the ABL Agent pursuant to the ABL Security Documents to secure the ABL Secured Obligations and (ii) to the Term Loan Agent pursuant to the Term Loan Security Documents to secure the Term Loan Secured Obligations (each undefined term as defined below); and

WHEREAS, it is the desire of the parties hereto to set forth their respective rights and priorities with respect to the Common Collateral (as defined below);

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

“ABL Agent” means, initially, the ABL Agent as set forth in the introductory paragraph of this Agreement or, from and after the date of any Refinancing of the ABL Agreement, the Person identified as the collateral agent under such replacement ABL Agreement.

“ABL Agreement” means the Senior Secured Asset-Based Revolving Credit Agreement, dated as of March 3, 2014, by and among the Company, the lenders party thereto and the ABL Agent, and any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation incurred or provided in connection with any Refinancing of Indebtedness thereunder permitted under the terms of the Term Loan Agreement, as any such agreement may be amended, amended and restated, supplemented, modified, extended, renewed, increased, refinanced, refunded, revised, refinanced or restructured, in whole or in part, from time to time as permitted under the terms of the Term Loan Agreement; provided that if at any time the ABL Termination Date occurs, then the term “ABL Agreement” shall mean the agreement governing any Future First-Lien ABL Indebtedness designated by the Company.

“ABL Collateral” means all property of a Grantor with respect to which a Lien has purportedly been granted under the ABL Loan Documents and/or Future First-Lien ABL Loan Documents as security for the ABL Secured Obligations.

“ABL Collateral Agreement” means the “Guarantee and Collateral Agreement” as defined in the ABL Agreement or any corresponding definition thereunder.

“ABL Loan Documents” means the ABL Agreement, the ABL Security Documents and any other “Loan Document” (as defined in the ABL Agreement), other than this Agreement.

“ABL Priority Collateral” means all Collateral consisting of the following:

(1) all Accounts and payment intangibles constituting Eligible Third Party Insurance Provider Accounts Receivable (other than Accounts and such payment intangibles that are identifiable Proceeds of Term Priority Collateral);

(2) all Inventory;

(3) all Deposit Accounts (excluding all amounts on deposit therein constituting identifiable Proceeds of Term Priority Collateral);

(4) all cash and cash equivalents (excluding cash and cash equivalents constituting identifiable Proceeds of Term Priority Collateral);

(5) to the extent evidencing or governing any of the items referred to in the preceding clauses (1), (2), (3) and (4), all Chattel Paper, Documents, Instruments, General Intangibles and Securities Accounts related thereto; provided that to the extent any of the foregoing also relates to Term Priority Collateral only that portion related to the items referred to in the preceding clauses (1), (2), (3) and (4) shall be included in the ABL Priority Collateral;

(6) all books and records relating to the foregoing (including without limitation all books, databases, customer lists and records, whether tangible or electronic which contain any information relating to any of the foregoing); and

(7) all Proceeds of and Supporting Obligations, including, without limitation, Letter of Credit Rights, with respect to any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; provided, however, that (other than in connection with an Insolvency Proceeding) no Proceeds of ABL Priority Collateral will constitute ABL Priority Collateral unless such Proceeds would otherwise constitute ABL Priority Collateral.

“ABL Priority Collateral Enforcement Actions” has the meaning set forth in Section 3.04(b)(i).

“ABL Priority Collateral Processing and Sale Period” has the meaning set forth in Section 3.04(b)(i).

“ABL Required Lenders” means the “Required Lenders” as defined in the ABL Agreement or any corresponding definition thereunder.

“ABL Secured Obligations” means (a) all “Obligations” as defined in the ABL Agreement or any corresponding definition thereunder and (b) all “Obligations” as defined in and under any Future First-Lien ABL Indebtedness.

“ABL Secured Parties” means the ABL Agent and all other holders of the ABL Secured Obligations.

“ABL Security Documents” means the “Security Documents” as defined in the ABL Agreement or any corresponding definition thereunder.

“ABL Termination Date” means the first date on which (i) the ABL Secured Obligations (other than those that constitute Unasserted Contingent Obligations and other than any Cash Management Obligations or Secured Hedge Obligations) have been paid in cash in full (or, if applicable, cash collateralized or defeased in accordance with the terms of the applicable ABL Loan Documents), (ii) all commitments to extend credit under the applicable ABL Loan Documents have been terminated and (iii) there are no outstanding letters of credit issued under the ABL Agreement (other than such as have been cash collateralized or backstopped in accordance with the terms of the ABL Loan Documents). For the avoidance of doubt, a Refinancing of the ABL Secured Obligations shall not give rise to the ABL Termination Date unless the terms thereof expressly so provide with reference to this Agreement. Notwithstanding the foregoing, if at any time after the ABL Termination Date has occurred, any Grantor enters into any ABL Agreement evidencing ABL Secured Obligations permitted hereby, then such ABL Termination Date shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such ABL Agreement shall automatically be treated as ABL Secured Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein, and the collateral agent under such ABL Agreement shall be the ABL Agent for all purposes of this Agreement. Upon receipt of a notice stating that any Grantor has entered into a new ABL Agreement (which notice shall include the identity of the collateral agent thereunder, such agent, the “New ABL Agent”), the Term Loan Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as such Grantor or such New ABL Agent may reasonably request in order to provide to the New ABL Agent the rights contemplated with respect to the ABL Agent and the ABL Secured Parties hereunder.

“Adequate Protection Liens” means any Liens granted in any Insolvency Proceeding to any Secured Party as adequate protection of the Secured Obligations held by such Secured Party.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Cash Management Obligations” means obligations in respect of cash management, treasury and similar services, including without limitation ACH transactions, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, foreign exchange facilities, credit or debit cards, credit card processing services and purchase cards, in each case, to the extent constituting Secured Obligations.

“Class” refers to the determination in relation to any particular Type of Common Collateral, (i) with respect to any Secured Obligations, whether such Secured Obligations are First Priority Obligations or Second Priority Obligations and (ii) with respect to any Secured Party, whether such Secured Party is a First Priority Secured Party or a Second Priority Secured Party.

“Collateral” means an all property of the Grantors now owned or hereafter acquired upon which a Lien is purported to be created by any Finance Document.

“Common Collateral” means, any Collateral constituting both ABL Collateral and Term Loan Collateral.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Comparable Second Lien Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, the Second Priority Security Document that creates a security interest in the same Common Collateral, granted by the same Grantor, as applicable.

“DIP Financing” has the meaning set forth in Section 5.02(a).

“Enforcement Action” means, with respect to any Class of Secured Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under the Finance Documents of such Class, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or other similar creditors’ rights, bankruptcy, insolvency, reorganization or similar laws of any applicable jurisdiction.

“Event of Default” means a First Priority Event of Default or a Second Priority Event of Default, as applicable.

“Finance Document” means any of the ABL Loan Documents, the Term Loan Documents or Future First-Lien Documents, as applicable.

“First Priority Documents” means, with respect to any Type of Common Collateral, the Finance Documents governing the First Priority Obligations.

“First Priority Event of Default” means an “Event of Default” as defined in the applicable First Priority Documents.

“First Priority Lien” means any Lien on any Type of Common Collateral securing any First Priority Obligation.

“First Priority Obligations” means (i) with respect to the ABL Priority Collateral, all ABL Secured Obligations and (ii) with respect to the Term Priority Collateral, all Term Loan Secured Obligations. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“First Priority Obligations Payment Date” means (i) with respect to the ABL Priority Collateral, the ABL Termination Date and (ii) with respect to the Term Priority Collateral, the Term Loan Termination Date.

“First Priority Representative” means, with respect to any Type of Common Collateral, the Representative for the holders of the First Priority Obligations with respect to such Common Collateral.

“First Priority Secured Parties” means, with respect to any Type of Common Collateral, the First Priority Representative and the holders of the First Priority Obligations.

“First Priority Security Documents” means, with respect to any Type of Common Collateral, the Security Documents governing the related First Priority Obligations.

“Future First-Lien ABL Indebtedness” means any Indebtedness (other than Indebtedness that is incurred pursuant to the ABL Agreement (without giving effect to the proviso to the definition thereof)) that is designated by the Company as Future First-Lien ABL Indebtedness and which is secured by a first lien on the ABL Priority Collateral, so long as such Indebtedness, and the Liens securing such Indebtedness, is not prohibited to be incurred by any Finance Document at the time such Indebtedness is incurred.

“Future First-Lien ABL Loan Documents” means the “Loan Documents” (as defined in the agreement governing Future First-Lien ABL Loan Indebtedness or any corresponding definition thereunder), other than this Agreement.

“Future First-Lien Documents” means, collectively, the Future First Lien ABL Loan Documents, if any, and the Future First-Lien Term Loan Documents, if any.

“Future First-Lien Indebtedness” means, collectively, any Future First-Lien ABL Indebtedness or Future First-Lien Term Loan Indebtedness.

“Future First-Lien Term Loan Documents” means the “Loan Documents” (as defined in the agreement governing Future First-Lien Term Loan Indebtedness or any corresponding definition thereunder), other than this Agreement.

“Future First-Lien Term Loan Indebtedness” means any Indebtedness (other than Indebtedness that is incurred pursuant to the Term Loan Agreement (without giving effect to the proviso to the definition thereof)) that is designated by the Company as Future First-Lien Term Loan Indebtedness and which is secured by a first lien on the Term Priority Collateral, so long as such Indebtedness, and the Liens securing such Indebtedness, is not prohibited to be incurred by any Finance Document at the time such Indebtedness is incurred.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” means the Parent, Holdings, the Company and each other Person that has granted a Lien on any assets that constitute Common Collateral or guaranteed any Secured Obligations. The Grantors existing on the date hereof are set forth on Annex I hereto.

“Holdings” has the meaning set forth in the introductory paragraph of this Agreement.

“Indebtedness” means and includes all obligations that constitute “Indebtedness” as defined in the ABL Agreement, the Term Loan Agreement or any Future-First Lien Documents, as applicable.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Junior Lien Intercreditor Agreement” means the Intercreditor Agreement dated as of December 20, 2013 by and among Parent, Holdings, the Company, each other Grantor from time to time prior thereto, Credit Suisse AG, as First-Lien Administrative Agent and Senior Credit Agent (in each case as therein defined) and U.S. Bank National

Association, as Trustee and Noteholder Collateral Agent (in each case as therein defined), as any such agreement may be amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms of the Finance Documents.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, collateral assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Mortgage” means any fee and/or leasehold mortgage or deed of trust, security agreement and assignment of leases and rents pursuant to which any Lien on real property is granted to secure any Secured Obligations or under which rights or remedies with respect to any such Lien are governed.

“Parent” has the meaning set forth in the introductory paragraph of this Agreement.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Post-Petition Interest” means any interest that accrues after the commencement of any Insolvency Proceeding (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such Insolvency Proceeding.

“Recovery” has the meaning set forth in Section 5.05.

“Refinance” means, in respect of any Indebtedness, to refinance, refund, substitute, renew or replace or to issue other Indebtedness to refinance or refund, or in exchange, substitution or replacement for, such Indebtedness, in part or in whole. “Refinanced” and “Refinancing” shall have correlative meanings.

“Representatives” means the ABL Agent and the Term Loan Agent, as applicable.

“Second Priority Documents” means, with respect to any Type of Common Collateral, the Finance Documents governing the Second Priority Obligations.

“Second Priority Event of Default” means an “Event of Default” as defined in the applicable Second Priority Documents.

“Second Priority Lien” means any Lien on any Type of Common Collateral securing any Second Priority Obligation.

“Second Priority Obligations” means (i) with respect to the ABL Priority Collateral, all Term Loan Secured Obligations and (ii) with respect to the Term Priority Collateral, all ABL Secured Obligations. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Priority Representative” means, with respect to any Type of Common Collateral, the Representative for the holders of the Second Priority Obligations with respect to such Common Collateral.

“Second Priority Secured Parties” means, with respect to any Type of Common Collateral, the Second Priority Representative and the holders of the Second Priority Obligations with respect to such Common Collateral.

“Second Priority Security Documents” means, with respect to any Type of Common Collateral, the Security Documents governing the related Second Priority Obligations.

“Secured Hedge Obligations” means obligations under or in respect of interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies, in each case, to the extent constituting Secured Obligations.

“Secured Obligations” means the First Priority Obligations and the Second Priority Obligations.

“Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.

“Security Document” means any of the ABL Security Documents and the Term Loan Security Documents.

“Termination Date” means any of the ABL Termination Date and the Term Loan Termination Date.

“Term Loan Agent” means, initially the Term Loan Agent as set forth in the introductory paragraph of this Agreement or, from and after the date of any Refinancing of the Term Loan Agreement, the Person identified as the collateral agent under such replacement Term Loan Agreement.

“Term Loan Agreement” means the Term Loan Credit Agreement dated as of March 3, 2014, among the Company, the lenders party thereto and the Term Loan Agent, and any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation incurred or provided in connection with any Refinancing of Indebtedness thereunder permitted under the terms of the ABL Agreement, as any such agreement may be amended, amended and restated, supplemented, modified, extended, renewed, increased, refinanced, refunded, revised, refinanced or restructured, in whole or in part, from time to time as permitted under the terms of the ABL Agreement; provided that if at any time the Term Loan Termination Date occurs, then the term “Term Loan Agreement” shall mean the agreement governing any Future First-Lien Term Loan Indebtedness designated by the Company.

“Term Loan Collateral” means all property of a Grantor with respect to which a Lien has purportedly been granted under the Term Loan Documents and/or Future First-Lien Term Loan Documents as security for the Term Loan Secured Obligations.

“Term Loan Collateral Agreement” means the “Guarantee and Collateral Agreement” as defined in the Term Loan Agreement or any corresponding definition thereunder.

“Term Loan Documents” means the Term Loan Agreement, the Term Loan Security Documents and any other “Loan Documents” (as defined in the Term Loan Agreement or any corresponding definition thereunder), other than this Agreement.

“Term Loan Required Lenders” means the “Required Lenders” as defined in the Term Loan Agreement or any corresponding definition thereunder.

“Term Loan Secured Obligations” means (a) all “Obligations” as defined in the Term Loan Agreement or any corresponding definition thereunder and (b) all “Obligations” as defined in and under any Future First-Lien Term Loan Indebtedness.

“Term Loan Secured Parties” means the Term Loan Agent and all other holders of the Term Loan Secured Obligations.

“Term Loan Security Documents” means the “Security Documents” as defined in the Term Loan Agreement or any corresponding definition thereunder.

“Term Loan Termination Date” means the first date on which (i) the Term Loan Secured Obligations (other than those that constitute Unasserted Contingent Obligations and other than any Secured Hedge Obligations) have been paid in cash in full and (ii) all commitments to extend credit under the applicable Term Loan Documents have been terminated. For the avoidance of doubt, a Refinancing of the Term Loan Secured Obligations shall not give rise to the Term Loan Termination Date unless the terms thereof expressly so provide with reference to this Agreement. Notwithstanding the foregoing, if at any time after the Term Loan Termination Date has occurred, any Grantor enters into any Term Loan Agreement evidencing Term Loan Secured Obligations permitted hereby, then such Term Loan Termination Date shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Term Loan Agreement shall automatically be treated as Term Loan Secured Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein, and the collateral agent under such Term Loan Agreement shall be the Term Loan Agent for all purposes of this Agreement. Upon receipt of a notice stating that any Grantor has entered into a new Term Loan Agreement (which notice shall include the identity of the collateral agent thereunder, such agent, the “New Term Loan Agent”), the ABL Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as such Grantor or such New Term Loan Agent may reasonably request in order to provide to the New Term Loan Agent the rights contemplated with respect to the Term Loan Agent and the Term Loan Secured Parties hereunder.

“Term Priority Collateral” means all Collateral other than the ABL Priority Collateral.

“Term Priority Collateral Enforcement Actions” has the meaning set forth in Section 3.04(b).

“Type” when used to describe any Common Collateral, refers to whether such Common Collateral is ABL Priority Collateral or Term Priority Collateral.

“Unasserted Contingent Obligations” means, at any time, with respect to any Class of Secured Obligations, Secured Obligations of such Class for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (i) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Secured Obligation of such Class and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Secured Obligations of such Class for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Section 1.02. UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, General Intangibles, Instruments, Inventory, Letter of Credit Rights, Proceeds, Records, Securities Account and Supporting Obligations.

Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, modified, restated, replaced, refinanced, extended, renewed or restructured (subject to any restrictions on such supplements, amendments, modifications, replacements, refinancings, extensions, renewals, restatements or restructurings set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this

Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law (including by succession of comparable successor laws), (g) the term “including” is by way of example and not limitation and (h) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

ARTICLE 2

LIEN PRIORITIES

Section 2.01. Subordination of Liens. Until the First Priority Obligations Payment Date:

(a) Any and all Second Priority Liens now existing or hereafter created or arising, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all First Priority Liens now existing or hereafter created or arising, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the UCC or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such First Priority Liens are (x) subordinated to any Lien securing any obligation of any Grantor other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) No Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to any other Secured Party, provided that nothing in this Section 2.01(b) shall be construed to prevent or limit any party hereto from instituting any such suit or other proceeding to enforce the terms of this Agreement. No Second Priority Secured Party shall take, or cause to be taken, any action the purpose of which is to make any Second Priority Lien pari passu with or senior to the First Priority Lien.

(c) Notwithstanding any failure by any Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to such Secured Party, the priority and rights as among the Secured Parties with respect to the Common Collateral shall be as set forth herein.

(d) Nothing in this Agreement shall affect the right of any Secured Party to receive payments of interest, principal and other required amounts in respect of their respective Secured Obligations unless the payment or receipt thereof is expressly prohibited by this Agreement or any of the Finance Documents.

Section 2.02. Nature of Obligations. Each Secured Party acknowledges that certain of the Secured Obligations are revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of such Secured Obligations may be modified, supplemented, renewed, refunded, increased, revised, restructured, replaced, refinanced, extended or amended from time to time, and that the aggregate amount of the Secured Obligations may be increased, replaced, renewed, refunded, revised, extended, restructured or refinanced, in each event, without notice to or consent by the Secured Parties (except to the extent required under Article 6 or the terms of the Finance Documents) and without affecting the provisions hereof. The lien priorities provided in Section 2.01 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, refunding, revision, replacement, renewal, restructuring, restatement or refinancing of or waiver, consent or accommodation with respect to, any Secured Obligations, or any portion thereof.

Section 2.03. Agreements Regarding Actions to Perfect Liens; Similar Liens.

(a) With respect to each Type of Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of such Second Priority Representative or any other Second Priority Secured Party (or any agent or other representative thereof) shall be in form reasonably satisfactory to the First Priority Representative, it being understood and agreed that, subject to Section 2.04, the parties hereto intend that the collateral securing each of the First Priority Obligations and the Second Priority Obligations be identical; provided, the Grantors’ obligations with respect to perfecting the Liens under the respective Loan Documents may differ and shall not be modified by this Agreement.

(b) With respect to each Type of Common Collateral, the First Priority Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over such Common Collateral pursuant to the First Priority Security Documents, such possession or control is also for the benefit of the Second Priority Representative and the other Second Priority Secured Parties, but solely to the extent required under the respective Loan Documents to perfect their security interest by possession or control in such Common Collateral as a gratuitous bailee for the other Secured Parties (such bailment being intended, among other things, to satisfy the requirements of Section 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC). Nothing in the preceding sentence shall be construed to impose any duty on any Grantor or the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with respect to such Common Collateral with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents, provided that with respect to each Type of Common Collateral, after the First Priority Obligations Payment Date, the First Priority Representative shall (x) deliver to the Second Priority Representative (and each Grantor hereby directs such First Priority Representative to so deliver) at the Company’s sole cost and expense, any stock certificates, promissory notes or other possessory collateral evidencing or constituting such Common Collateral in its possession together with any necessary endorsements or (y) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs; provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party; provided further, that notwithstanding anything herein to the contrary, no Grantor shall be required to procure or otherwise enter into any third party agreements to provide “control” over any Collateral except to the extent expressly required under the terms of the respective Loan Documents, subject to the terms of this Agreement.

(c) Other than as set forth in the first proviso to the second sentence of the immediately preceding clause (b), any First Priority Secured Party with physical possession of or control over Common Collateral shall not have any duty or liability to protect or preserve any rights pertaining to any of such Common Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, each Second Priority Secured Party hereby waives and releases such Person from all claims and liabilities arising pursuant to such Person’s role as bailee with respect to such Common Collateral.

Section 2.04. No New Liens. Until the occurrence of the First Priority Obligations Payment Date, the parties hereto agree that there shall be no Lien, and no Grantor shall have any right to create any Lien, on any asset of such Grantor securing any Secured Obligation of such Grantor if such asset is not also subject to a Lien securing each other Secured Obligation of such Grantor, except that nothing contained in this Section 2.04 shall preclude (i) the First Priority Secured Parties from being granted Adequate Protection Liens regardless of whether any Adequate Protection Liens are granted to the holders of any other Secured Obligations or (ii) the Second Priority Secured Parties from being granted Adequate Protection Liens in accordance with Section 5.04. If any Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Grantor securing the Secured Obligations of such Grantor (other than the Liens described in clauses (i) and (ii) above), which assets are not also subject to a Lien securing the other Secured Obligations of such Grantor as required by the first sentence of this Section 2.04, then such Secured Party shall, without the need for any further consent of any other Secured Party, and notwithstanding anything to the contrary in any Finance Document, be deemed to hold and have held such Lien for the benefit of the Secured Parties holding Secured Obligations that are required to have a Lien on such assets by the first sentence of this Section 2.04 (and each such Lien so deemed to have been held shall be subject in all respects to the provisions of this Agreement, including without limitation the lien subordination provisions set forth in Section 2.01) and the applicable Grantors shall promptly grant additional Liens on such assets to the other Secured Parties.

Section 2.05. Delivery of Termination Date Notices. Upon the occurrence of the Termination Date in respect of any Class of Secured Obligations, the Representative in respect of such Class of Secured Obligations shall deliver a written notice to the Representative of the other Class of Secured Obligations then outstanding stating that such Termination Date has occurred; provided, that the failure to so deliver any such notice shall not affect whether such Termination Date has occurred.

ARTICLE 3

ENFORCEMENT RIGHTS

Section 3.01. Exclusive Enforcement. With respect to each Type of Common Collateral, until the First Priority Obligations Payment Date, whether or not an Insolvency Proceeding has been commenced by or against any Grantor, the First Priority Secured Parties shall have the exclusive right to take and continue (or refrain from taking or continuing) any Enforcement Action with respect to such Common Collateral in accordance with the applicable First Priority Documents, without any consultation with or consent of any Second Priority Secured Party with respect to such Common Collateral, subject to Section 3.02(g) and the proviso set forth in Section 5.01. With respect to each Type of Common Collateral, upon the occurrence and during the continuance of a First Priority Event of Default (and subject to the provisions of the First Priority Documents), the First Priority Representative and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the applicable First Priority Obligations and such Common Collateral in such order and manner as they may determine in their sole discretion.

Section 3.02. Standstill and Waivers.

(a) With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, subject to the proviso set forth in Section 5.01, they will not oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of such Common Collateral pursuant to an Enforcement Action (or pursuant to a sale, lease, exchange or transfer as a result of which the Second Priority Lien is automatically released pursuant to Section 4.02(a)) or any other Enforcement Action taken by or on behalf of the First Priority Representative or any other First Priority Secured Party;

(b) With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, they have no right to (x)

direct the First Priority Representative or any other First Priority Secured Party to take any Enforcement Action with respect to such Common Collateral or (y) consent or object to the taking by the First Priority Representative or any other First Priority Secured Party of any Enforcement Action with respect to such Common Collateral or to the timing or manner thereof (or, to the extent they may have any such right described in this clause as a junior lien creditor, they hereby irrevocably waive such right);

(c) With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against the First Priority Representative or any other First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and none of the First Priority Representative nor any other First Priority Secured Party shall be liable for, any action taken or omitted to be taken by the First Priority Representative or any First Priority Secured Party with respect to such Common Collateral or pursuant to the First Priority Documents; provided that nothing in this Section 3.02(c) shall be construed to prevent or limit any party hereto from instituting any such suit or other proceeding to enforce the terms of this Agreement;

(d) With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date and subject to Section 3.02(g), they will not take any Enforcement Action with respect to such Common Collateral;

(e) With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date and subject to Section 3.02(g), they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, such Common Collateral;

(f) With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date and subject to Section 3.02(g), they will not seek, and hereby waive any right, to have such Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Common Collateral;

(g) Notwithstanding the foregoing clauses of this Section 3.02 or Section 3.01, any Second Priority Secured Party may exercise its rights and remedies in respect of the applicable Type of Common Collateral under the Second Priority Security Documents or applicable law after the passage of a period of 180 days (the “Second Priority Standstill

Period”) from the date of delivery of a notice in writing to the First Priority Representative of its intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of and during the continuation of a Second Priority Event of Default; provided that, notwithstanding the foregoing, in no event shall any Second Priority Secured Party exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Second Priority Standstill Period, (A) any First Priority Secured Party shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to any of such Common Collateral (prompt notice of such exercise to be given to the Second Priority Representative) or (B) an Insolvency Proceeding in respect of any Grantor shall have been commenced; and provided, further, that in any Insolvency Proceeding commenced by or against any Grantor, the Second Priority Representative and the Second Priority Secured Parties may take any action expressly permitted by Article 5;

Section 3.03. Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor in respect of its Second Priority Obligations (it being understood that any such party may exercise its rights and remedies as an unsecured creditor against the relevant Grantors in accordance with the terms of the Second Priority Documents and applicable law, provided that such exercise of rights or remedies is not a violation of this Agreement), such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations and the Second Priority Liens and the Second Priority Obligations, as applicable) to the same extent as all other Second Priority Liens (created pursuant to the Second Priority Security Documents) , subject to this Agreement.

Section 3.04. Cooperation with respect to ABL Priority Collateral.

(a) Access to Information. If any Representative (other than the ABL Agent) takes actual possession of any documentation of a Grantor (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of such Representative), then upon request of the ABL Agent and reasonable advance notice, such Representative will permit the ABL Agent or its representative to inspect and copy such documentation if and to the extent the ABL Agent certifies to such Representative that:

(i) such documentation contains or may contain information necessary or appropriate, in the good faith opinion of the ABL Agent, to the enforcement of the ABL Agent’s Liens upon any ABL Priority Collateral; and

(ii) the ABL Agent and the ABL Secured Parties are entitled to receive and use such information under applicable law and the ABL Loan Documents and, in doing so, will comply with all obligations imposed by law or contract in respect of the disclosure or use of such information.

(b) Access to Property to Process and Sell Inventory.

(i) In addition to the rights granted to the ABL Agent under clause (a) of this Section 3.04, if the ABL Agent commences any action or proceeding with respect to any of its rights or remedies (including any action of foreclosure), enforcement, collection or execution with respect to the ABL Priority Collateral (“ABL Priority Collateral Enforcement Actions”) or if the Term Loan Agent commences any action or proceeding with respect to any of its rights or remedies (including, but not limited to, any action of foreclosure), enforcement, collection or execution with respect to the Term Priority Collateral and the Term Loan Agent (or a purchaser at a foreclosure sale conducted in foreclosure of the Term Loan Agent’s Liens) takes actual or constructive possession of the Term Priority Collateral of any Grantor (“Term Priority Collateral Enforcement Actions”), then (1) if the ABL Agent has commenced an ABL Priority Collateral Enforcement Action, the ABL Agent shall furnish the Term Loan Agent with prompt written notice of the commencement of such action (the “ABL Priority Collateral Enforcement Action Notice”) and (2) in all cases, the Term Loan Agent shall (x) cooperate with the ABL Agent (and with its officers, employees, representatives and agents) in its efforts to conduct ABL Priority Collateral Enforcement Actions in the ABL Priority Collateral and to finish any work-in-process and process, ship, produce, store, complete, supply, lease, sell or otherwise handle, deal with, assemble or dispose of, in any lawful manner, the ABL Priority Collateral, (y) not hinder or restrict in any respect the ABL Agent from conducting ABL Priority Collateral Enforcement Actions in the ABL Priority Collateral or from finishing any work-in-process or processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the ABL Priority Collateral and (z) permit the ABL Agent, its employees, agents, advisers and representatives, at the cost and expense of the ABL Secured Parties, to enter upon and use the Term Priority Collateral (it being understood and agreed that in connection therewith (and with respect to trademarks, subject to reasonable quality control in favor of the applicable Grantor) the Term Agent shall, to the extent it has the right to do so, irrevocably grant to the ABL Agent a non-exclusive license or other right to use, for such time and without charge, any intellectual property pertaining to the ABL Priority Collateral), for a period commencing on (I) the earlier of the date of the initial ABL Priority Collateral Enforcement Action or the date of delivery of the ABL Priority Collateral Enforcement Action Notice, as the case may be, and (II) ending on the earlier of the date occurring 180 days thereafter and the date on which all ABL Priority Collateral (other than ABL Priority Collateral abandoned by the ABL Agent in writing) has been sold or disposed of (such period, as the same may be extended with the written consent of the Term Loan Agent, the “ABL Priority Collateral Processing and Sale Period”),

provided, however, that nothing contained in this Agreement shall restrict the rights of the Term Loan Agent from selling, assigning or otherwise transferring any Term Priority Collateral prior to the expiration of such ABL Priority Collateral Processing and Sale Period if the purchaser, assignee or transferee thereof agrees in writing (for the benefit of the ABL Agent and the ABL Secured Parties) to be bound by the provisions of this Section 3.04. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been entered by a court of competent jurisdiction, such ABL Priority Collateral Processing and Sale Period shall be tolled during the pendency of any such stay or other order.

(ii) During the period of actual occupation, use and/or control by the ABL Secured Parties and/or the ABL Agent (or their respective employees, agents, advisers and representatives) of any Term Priority Collateral, the ABL Secured Parties and the ABL Agent shall be obligated to repair at their expense any physical damage to such Term Priority Collateral resulting from such occupancy, use or control, and to leave such Term Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Notwithstanding the foregoing, in no event shall the ABL Secured Parties or the ABL Agent have any liability to the Term Secured Parties pursuant to this Section 3.04(b) as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Priority Collateral existing prior to the date of the exercise by the ABL Secured Parties (or the ABL Agent, as the case may be) of their rights under this Section 3.04(b) and the ABL Secured Parties shall have no duty or liability to maintain the Term Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties, or for any diminution in the value of the Term Priority Collateral that results from ordinary wear and tear resulting from the use of the Term Priority Collateral by the ABL Secured Parties in the manner and for the time periods specified under this Section 3.04(b). Without limiting the rights granted in this Section 3.04(b), the ABL Secured Parties and the ABL Agent shall cooperate with the Term Loan Secured Parties in connection with any efforts made by the Term Loan Secured Parties to sell the Term Priority Collateral.

(c) Grantor Consent. The Company and the other Grantors consent to the performance by the Term Loan Agent of the obligations set forth in this Section 3.04 and acknowledge and agree that neither the Term Loan Agent (nor any holder of Term Loan Secured Obligations) shall ever be accountable or liable for any action taken or omitted by the ABL Agent or any ABL Secured Party or its or any of their officers, employees, agents successors or assigns in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information or other intellectual property by the ABL Agent or any ABL Secured Party or its or any of their officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Grantors as a result of any action taken or omitted by the ABL Agent or its officers, employees, agents, successors or assigns.

Section 3.05. No Additional Rights for the Grantors Hereunder. Except as otherwise set forth in the First Priority Documents or the Second Priority Documents, as applicable, if any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Grantor shall be entitled to use such violation as a defense to any action by any Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any Secured Party; provided that if any Secured Party shall so enforce its rights or remedies, the relevant Grantor may (i) interpose as a defense or dilatory plea the making of this Agreement or (ii) obtain relief against such Secured Party by injunction, specific performance and/or other appropriate equitable relief.

Section 3.06. Option to Purchase. (a) With respect to each Type of Common Collateral, prior to the First Priority Obligations Payment Date, upon the occurrence and during the continuance of a First Priority Event of Default, if such First Priority Event of Default remains uncured or unwaived for at least sixty (60) consecutive days and the requisite First Priority Secured Parties have not agreed to forbear from the exercise of remedies, all or a portion of the Second Priority Secured Parties acting as a single group (the “Purchasing Secured Parties”) shall have the option at any time upon prior written notice to the relevant Representatives to purchase not less than all of the First Priority Obligations from the First Priority Secured Parties (the “Selling Secured Parties”); provided that no Second Priority Secured Party shall have an obligation to participate in the making of such an offer to purchase the First Priority Obligations. Such notice from the relevant Purchasing Secured Parties to the Representatives of the relevant Selling Secured Parties shall be irrevocable unless otherwise agreed in writing by such Representatives;

(b) On the date (the “Purchase Date”) specified by the relevant Purchasing Secured Parties in the notice contemplated by Section 3.06(a) above (which shall not be less than five (5) business days, nor more than twenty (20) calendar days, after the receipt by the Representatives of the relevant Selling Secured Parties of the notice of the relevant Purchasing Secured Parties’ election to exercise such option) or such other date agreed by such Representatives in writing, the relevant Selling Secured Parties shall sell to the relevant Purchasing Secured Parties, and the relevant Purchasing Secured Parties shall purchase (on a ratable basis in accordance with the outstanding principal amount of their respective Obligations or such other basis as agreed by such Purchasing Secured Parties) from the relevant Selling Secured Parties, the relevant Obligations, provided that, the relevant Selling Secured Parties and Purchasing Secured Parties (and the Representatives thereof) shall retain all rights to be indemnified or held harmless by the Grantors in accordance with the terms of the relevant Finance Documents but the relevant Selling Secured Parties shall not retain any rights to the security therefor.

(c) On the Purchase Date, the relevant Purchasing Secured Parties shall (i) pay to each Representative of the relevant Selling Secured Parties for the benefit of such Selling Secured Parties as the purchase price therefor the full amount of all Obligations of such Selling Secured Parties then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses but specifically excluding any prepayment premium, termination or similar fees), (ii) furnish cash collateral to such Representative in a manner and in such amounts as such Representative determines is reasonably necessary to secure such Representative and such Selling Secured Parties in connection with any issued and outstanding letters of credit and Cash Management Obligations secured by the relevant Finance Documents, (iii) agree to reimburse such Representative and such Selling Secured Parties for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the Obligations of such Secured Parties, and/or as to which such Representative has not yet received final payment, (iv) agree to reimburse the such Selling Secured Parties in respect of indemnification obligations of the Grantors under the relevant Finance Documents as to matters or circumstances known to such Representative at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to such Selling Secured Parties and (v) agree to indemnify and hold harmless such Selling Secured Parties from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the Obligations of such Selling Secured Parties as a direct result of any acts by such Selling Secured Parties occurring after the date of such purchase. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account in New York, New York as each such Representative may designate in writing for such purpose.

(d) Such purchase shall be expressly made (i) without representation or warranty of any kind by the relevant Selling Secured Parties (or the Representative thereof) and without recourse of any kind, except that such Selling Secured Parties shall represent and warrant: (A) the amount of the Obligations being purchased from it and (B) that such Selling Secured Parties are the sole legal and beneficial owner of such Obligations and have the right to assign such Obligations and the assignment is duly authorized and (ii) pursuant to definitive documentation reasonably acceptable to the relevant Selling Secured Parties and Purchasing Secured Parties.

Section 3.07. Actions Upon Breach. With respect to each Type of Common Collateral, if any Second Priority Secured Party (or any agent or other representative thereof) in any way takes, attempts to or threatens to take any action with respect to such Common Collateral (including, without limitation, any attempt to enforce any remedy on such Common Collateral) in violation of this Agreement, or fails to take any action required by this Agreement, any First Priority Secured Party (in its or their own name or in the name of any Grantor) may obtain relief against such Second Priority Secured Party or agent or other representative thereof by injunction, specific performance and/or other appropriate equitable relief, including but not limited to, interposing as a defense or dilatory plea the making of this Agreement, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the damages of the First Priority Secured Parties from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that any Grantor and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

ARTICLE 4

APPLICATION OF PROCEEDS OF COMMON COLLATERAL; DISPOSITIONS AND RELEASES OF

COMMON COLLATERAL; INSPECTION AND INSURANCE

Section 4.01. Application of Proceeds; Turnover Provisions.

(a) All proceeds of the Common Collateral constituting ABL Priority Collateral (including any interest earned thereon) resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows:

first, to the ABL Agent to be applied in accordance with Section 6.05 of the ABL Collateral Agreement (or any corresponding provision with respect to any replacement ABL Agreement) until the ABL Termination Date has occurred;

second, to the Term Loan Agent to be applied in accordance with Section 6.05 of the Term Loan Collateral Agreement (or any corresponding provision with respect to any replacement Term Loan Agreement) until the Term Loan Termination Date has occurred; and

finally, to the relevant Grantor, or as a court of competent jurisdiction may direct.

(b) All proceeds of the Common Collateral constituting Term Priority Collateral (including any interest earned thereon) resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows:

first, to the Term Loan Agent to be applied in accordance with Section 6.05 of the Term Loan Collateral Agreement (or any corresponding provision with respect to any replacement Term Loan Agreement) until the Term Loan Termination Date has occurred;

second, to the ABL Agent to be applied in accordance with Section 6.05 of the ABL Collateral Agreement (or any corresponding provision with respect to any replacement ABL Agreement) until the ABL Termination Date has occurred; and

finally, to the relevant Grantor, or as a court of competent jurisdiction may direct.

(c) With respect to each Type of Common Collateral, until the occurrence of the First Priority Obligations Payment Date, no Second Priority Secured Party may accept any such Common Collateral, including any such Common Collateral constituting proceeds, in satisfaction, in whole or in part, of the Second Priority Secured Obligations in violation of Sections 4.01(a) or 4.01(b). Any Common Collateral received by a Second Priority Secured Party that is not permitted to be received pursuant to the preceding sentence shall be segregated and held in trust and promptly turned over to the First Priority Representative to be applied in accordance with Section 4.01(a) or 4.01(b), as the case may be, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable). Upon the turnover of such Common Collateral as contemplated by the immediately preceding sentence, the Second Priority Obligations purported to be satisfied by the payment of such Common Collateral shall be immediately reinstated in full as though such payment had never occurred.

(d) In connection with any asset sale by a Grantor pursuant to an Enforcement Action, whether or not pursuant to an Insolvency Proceeding, that includes both ABL Priority Collateral and Term Priority Collateral (including, without limitation, the sale or other disposition of a division or line of business or any capital stock, partnership, limited liability company interests or other equity interests of any Grantor), unless the proceeds thereof have been allocated by the selling Grantor and the relevant purchaser (or otherwise agreed by the ABL Agent and the Term Loan Agent), such proceeds shall be allocated as follows: (i) proceeds attributable to components of the Revolving Borrowing Base and other specifically identifiable ABL Priority Collateral shall be allocated to the ABL Priority Collateral and (ii) all other proceeds shall be allocated to the Term Priority Collateral; provided that, in connection with any such sale, the portion of such Proceeds that shall be allocated as proceeds of ABL Priority Collateral included in the Revolving Borrowing Base shall be an amount not less than the face amount of such ABL Priority Collateral.

Section 4.02. Releases of Second Priority Lien.

(a) With respect to each Type of Common Collateral, upon (i) any release, substitution, sale or disposition of such Common Collateral that results in the release of the First Priority Lien on such Common Collateral (other than the release that is the result of the repayment in full of the First Priority Obligations secured by such First Priority Lien) or (ii) any subordination of such First Priority Lien that is (A) permitted pursuant to the terms of the First Priority Documents and not prohibited under the Second Priority Documents or (B) effected pursuant to an Enforcement Action, the Second Priority Lien on such Common Collateral (but not on any proceeds of such Common Collateral not required to be paid to the First Priority Secured Parties) shall be automatically and unconditionally released or subordinated with no further consent or action of any Person.

(b) With respect to each Type of Common Collateral, until the First Priority Obligations Payment Date, the Second Priority Representative shall promptly execute and deliver such release or subordination documents and instruments or and shall take such further actions as the First Priority Representative or any Grantor shall reasonably request to evidence any release or subordination of the Second Priority Lien described in Section 4.02(a). The Second Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative; provided that such power of attorney may only be exercised if the Second Priority Representative has not executed and delivered such release documents and instruments promptly (and in any event not more than two (2) business days) following a request from the First Priority Representative or a Grantor, and must be exercised in the First Priority Representative’s reasonable discretion, solely for the purposes of carrying out the terms of Section 4.02(a), to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of Section 4.02(a), including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

Section 4.03. Inspection Rights and Insurance.

(a) With respect to each Type of Common Collateral, until the First Priority Obligations Payment Date, any First Priority Secured Party and its representatives and invitees may, in accordance with the First Priority Documents, inspect, repossess, remove and otherwise deal with such Common Collateral, and, pursuant to an Enforcement Action, the First Priority Representative may advertise and conduct public auctions or private sales of such Common Collateral, in each case without notice (other than any notice required by law or the First Priority Documents) to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.

(b) With respect to each Type of Common Collateral, until the First Priority Obligations Payment Date, the First Priority Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor with respect to such Common Collateral (except that, if the applicable insurer permits, the Second Priority Representative shall have the right to be named as an additional insured so long as its second lien status is identified in a manner reasonably satisfactory to the First Priority Representative); (ii) to adjust or settle any insurance policy or claim covering such Common Collateral in the event of any loss thereunder; and (iii) to approve any award granted in any condemnation or similar proceeding affecting such Common Collateral, in each case in accordance with the First Priority Documents.

ARTICLE 5

INSOLVENCY PROCEEDINGS

Section 5.01. Filing of Motions. No Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case to challenge, contest or otherwise object to the scope, validity, enforceability, perfection or priority of any Liens held by any other Secured Party and no Secured Party shall support any other Person doing any of the foregoing; provided that the Second Priority Representative with respect to each Type of Common Collateral may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and limitations imposed on them hereby.

Section 5.02. Financing Matters.

(a) With respect to each Type of Common Collateral, prior to the First Priority Obligations Payment Date, if any Grantor becomes subject to any Insolvency Proceeding, and if the First Priority Representative consents (or does not object) to the use of such Common Collateral (for the avoidance of doubt, including but not limited to the use of cash collateral) by any Grantor during any Insolvency Proceeding or provides financing to any Grantor under the Bankruptcy Code or consents (or does not object) to the provision of such financing to any Grantor by any third party (any such financing, whether provided by the First Priority Secured Parties or any third party, being referred therein as a “DIP Financing”), then the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that each Second Priority Secured Party (a) will be deemed to have consented to, will raise no objection to, and will not support any other Person objecting to, the use of such Common Collateral or to such DIP Financing, (b) shall only request or accept adequate protection in connection with the use of such Common Collateral or such DIP Financing as permitted by Section 5.04 below, (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens and any Adequate Protection Liens provided in respect thereof, (i) to such DIP Financing with the same terms and conditions as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection, including, without limitation, Adequate Protection Liens, provided to the First Priority Secured Parties and (iii) to any “carve-out” for professional and United States Trustee fees agreed to by the First Priority Representative (or the other First Priority Secured Parties) and, if not the First Priority Secured Parties, the Person providing such DIP Financing, as applicable, and (d) agrees that any notice of such events found to be adequate by the bankruptcy court shall be adequate notice.

(b) Notwithstanding the foregoing, the provisions of Section 5.02(a) shall only be applicable as to the Second Priority Secured Parties with respect to any DIP Financing secured by both ABL Priority Collateral and Term Priority Collateral to the extent the amount of such DIP Financing does not exceed the sum of (i) the aggregate outstanding principal amount (including any issued and outstanding letters of credit) of the ABL Secured Obligations Refinanced thereby plus (ii) the aggregate outstanding principal amount of the Term Loan Secured Obligations Refinanced thereby plus (iii) $100,000,000.

Section 5.03. Relief from the Automatic Stay. With respect to each Type of Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that none of them will, until the First Priority Obligations Payment Date (a) seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in violation thereof, or support any other Person seeking such relief or taking such action, in each case in respect of such Common Collateral, without the prior written consent of the First Priority Representative or (b) object to, contest, or support any other Person objecting to or contesting, any relief from the automatic stay or from any other stay in any Insolvency Proceeding requested by any First Priority Secured Party.

Section 5.04. Adequate Protection.

(a) With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall object to, contest, or support any other Person objecting to or contesting, (i) any request by the First Priority Representative or any other First Priority Secured Party for adequate protection or (ii) any objection by the First Priority Representative or any other First Priority Secured Party to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to the First Priority Representative or any other First Priority Secured Party under section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Agreement, in any Insolvency Proceeding, (x) the Second Priority Representative and the other Second Priority Secured Parties, in each case with respect to each Type of Common Collateral, may seek, support, accept or retain adequate protection (A) only if the First Priority Secured Parties are granted adequate protection that includes replacement liens on additional collateral and superpriority claims and (B) in the form of (1) a replacement Lien on such additional collateral, subordinated to the Liens securing the First Priority Obligations and such DIP Financing on the same basis as the other Second Priority Liens are so subordinated to the First Priority Liens under this Agreement and (2) superpriority claims junior in all respects to the superpriority claims granted to the First Priority Secured Parties, and (y) in the event the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, receives adequate protection, including in the form of additional collateral, then the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that the First Priority Representative shall have a senior Lien and claim on such adequate protection as security for the First Priority

Obligations and that any Lien on any additional collateral securing the Second Priority Obligations shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any DIP Financing (and all obligations relating thereto) and any other Liens granted to the First Priority Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Second Priority Obligations are subordinated to such First Priority Obligations under this Agreement.

Section 5.05. Avoidance Issues. With respect to each Type of Common Collateral, if any First Priority Secured Party or Second Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations or Second Priority Obligations, as the case may be, shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred, and the First Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto with respect to such Recovery.

Section 5.06. Asset Dispositions in an Insolvency Proceeding.

(a) With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that (a) the Second Priority Secured Parties shall not, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any such Common Collateral that is supported by the First Priority Secured Parties, and (b) they will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any such sale supported by the First Priority Secured Parties and to have automatically and unconditionally released their Liens in such assets.

(b) Notwithstanding anything contained in this Agreement to the contrary, each Secured Party shall expressly have the right to bid or credit bid any of its Secured Obligations for or purchase the Common Collateral at any public, private or judicial foreclosure or sale of any Common Collateral (including a “partial credit bid”) or in an Insolvency Proceeding or otherwise; provided that any such credit bid or partial credit bid of the Second Priority Obligations must provide for the payment in full in cash of the First Priority Obligations on closing of any resulting disposition (to the extent then outstanding).

Section 5.07. Separate Grants of Security and Separate Classification. With respect to each Type of Common Collateral, each Secured Party acknowledges and agrees that (a) the grant of Liens pursuant to the First Priority Security Documents constitutes a separate and distinct grant of Liens from the grant of each of the Liens granted pursuant to any of the Second Priority Security Documents, (b) because of, among other things, their differing rights in such Common Collateral, each of the First Priority Obligations and Second Priority Obligations is fundamentally different and must be separately classified in any plan of reorganization proposed or confirmed in an

Insolvency Proceeding and (c) it will object to, and not vote in favor of, any plan of reorganization that does not separately classify each such Class. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if a court of competent jurisdiction holds that the claims of the First Priority Secured Parties and/or the claims held by the Second Priority Secured Parties in respect of such Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the relevant Grantors in respect of such Common Collateral (with the effect being that, to the extent that the aggregate value of such Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to distributions to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest (at the applicable non-default rate) before any distribution is made in respect of the claims held by the Second Priority Secured Parties), with the Second Priority Secured Parties hereby acknowledging and agreeing to turn over to the First Priority Secured Parties distributions otherwise received or receivable by them in respect of such Common Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

Section 5.08. Plans of Reorganization. With respect to each Type of Common Collateral, if the claims of the First Priority Secured Parties and the claims held by the Second Priority Secured Parties, constitute only one secured claim pursuant to any plan of reorganization proposed in an Insolvency Proceeding (rather than separate classes of senior and junior secured claims), notwithstanding the objection to, and vote against, such plan by such Secured Parties in accordance with Section 5.07, no Second Priority Secured Party shall support or vote in favor of such plan of reorganization (and each shall vote and shall be deemed to have voted to reject any plan of reorganization) unless such plan (a) pays off, in cash in full, all First Priority Obligations or (b) is supported by the First Priority Representative. If any such Second Priority Secured Party votes in favor of any plan or reorganization in violation of this Section 5.08, such Second Priority Secured Party irrevocably agrees that such vote shall be deemed unauthorized, void and of no force and effect and the First Priority Representative shall be, and shall be deemed, such party’s “authorized agent” under Bankruptcy Rules 3018(c) and 9010, and that the First Priority Representative shall be authorized and entitled to withdraw such vote and submit a superseding ballot on behalf of such Second Priority Secured Party that is consistent herewith.

Section 5.09. Other Matters. With respect to each Type of Common Collateral, to the extent that the Second Priority Representative or any other Second Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of such Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, not to assert any of such rights in violation of this Agreement; provided that if requested by the First Priority Representative, the Second Priority Representative shall timely exercise such rights in the manner requested by the First Priority Representative, including any rights to payments in respect of such rights.

Section 5.10. No Waiver of Rights of First Priority Secured Parties. With respect to each Type of Common Collateral, nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party, other than any action taken by such Second Priority Secured Party, that is expressly permitted by this Agreement.

Section 5.11. Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding. All references in this Agreement to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding, and the rights and obligations hereunder of the First Priority Secured Parties and the Second Priority Secured Parties with respect to each Type of Collateral shall be fully enforceable as between such parties regardless of the pendency of Insolvency Proceedings or any related limitations on the enforcement of this Agreement against any Grantor.

ARTICLE 6

MATTERS RELATING TO FINANCE DOCUMENTS

(a) The Finance Documents may be amended, amended and restated, supplemented, modified, refinanced, replaced, renewed, extended or restructured from time to time in accordance with their terms, and the Indebtedness thereunder may be Refinanced; provided, however, that no such amendment, amendment and restatement, supplement, modification, replacement, renewal, extension, restructuring or Refinancing shall (it being understood and agreed that any DIP Financing under Section 5.02 shall not be subject to the terms of this Article 6) without the consent of the ABL Required Lenders and the Term Loan Required Lenders, contravene any provision of this Agreement (provided, that if any of the ABL Termination Date or the Term Loan Termination Date shall have occurred, the consent of the ABL Required Lenders or the Term Loan Required Lenders, as applicable, shall not be required).

(b) With respect to each Type of Common Collateral, until the First Priority Obligations Payment Date, in the event the First Priority Representative enters into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Lien Security Document without the consent of or action by any Second Priority Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Second Priority Documents), (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.02, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents, without the consent of the Second Priority Representative and (iii) notice of such amendment, waiver or consent shall be given to the Second Priority Representative no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

(c) Each of the Grantors and the Representatives agrees that each of the ABL Agreement and the Term Loan Agreement and each First Priority Security Document and Second Priority Security Document shall contain the applicable provisions set forth on Annex II hereto, or similar provisions approved by the Representatives, which approval shall not be unreasonably withheld or delayed. Each of the Grantors and the Representatives further agrees that each Mortgage covering any Common Collateral granted in favor of the Representative of the Secured Parties of any Class shall contain such other language as the Representative of the Secured Parties of each other Class may reasonably request to reflect the subordination of such Mortgage pursuant to this Agreement, in each case, to the extent the Loan Documents with respect to such other Class expressly require such a Mortgage.

ARTICLE 7

RELIANCE; WAIVERS; ETC.

Section 7.01. Reliance. The First Priority Documents and the Second Priority Documents with respect to each Type of Collateral are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of it itself and the other Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the other Secured Parties.

Section 7.02. No Warranties or Liability. Each of the Second Priority Representative and the First Priority Representative with respect to each Type of Common Collateral acknowledges and agrees that it has not made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any First Priority Document or any Second Priority Document. Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Representative with respect to each Type of Common Collateral will be entitled to manage and supervise their respective extensions of credit to any Grantor in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 7.03. No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Grantor with the terms and conditions of any of the First Priority Documents or any of the Second Priority Documents.

ARTICLE 8

MISCELLANEOUS

Section 8.01. Conflicts. Except as otherwise provided herein, in the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern.

Section 8.02. Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligations Payment Date shall have occurred with respect to each Type of Common Collateral. This is a continuing agreement, and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Grantor on the faith hereof.

Section 8.03. Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by each of the First Priority Representative and the Second Priority Representative, the Parent and the Company.

(b) At the request of the Company, the parties hereto, without the consent (but with the acknowledgement) of any ABL Secured Party or Term Loan Secured Party, shall enter into a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) to facilitate having any Future First-Lien Indebtedness added to this Agreement.

Section 8.04. Information Concerning Financial Condition of the Company and the Other Grantors. With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the First Priority Representative, on behalf of itself and the other First Priority Secured Parties, hereby agree that each Secured Party assumes responsibility for keeping itself informed of the financial condition of the relevant Grantors and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the First Priority Representative, on behalf of itself and the other First Priority Secured Parties, hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any information to any other Secured Party, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation or (c) to disclose any other information.

Section 8.05. Additional Grantors. Each of Parent and the Company agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become a party hereto by executing and delivering an instrument in the form of Annex III. Whether or not such instrument is executed and delivered, such Subsidiary shall be bound as a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Representatives. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 8.06. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8.07. Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other ABL Loan Documents and Term Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor at its address set forth in Section 8.09 or at such other address of which the ABL Agent and the Term Loan Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

Section 8.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER ABL LOAN DOCUMENTS OR TERM LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY

WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER ABL LOAN DOCUMENTS AND TERM LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.09. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i) If to a Grantor:

875 E. Wisconsin Avenue

Milwaukee, WI 53202

Facsimile: (414) 231-7979

Attention: Edward G. Kitz

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 N. LaSalle Street

Chicago, Illinois 60654

Facsimile: (312) 862-2200

Attention: Christopher Butler, P.C.

(ii) If to JPMorgan Chase Bank, N.A.:

JPMorgan Chase & Co.

111 East Wisconsin Avenue, Floor 16

Milwaukee, WI 53202-4815

Facsimile: 414-977-6788

Attention: Michael Hintz

(iii) If to Credit Suisse AG:

Credit Suisse AG

Eleven Madison Avenue

New York, NY 10010

Facsimile: 212-322-2291

Attention: Sean Portrait

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.09 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.09. As agreed to among the Company and the ABL Agent and the Term Loan Agent from time to time, notices and other communications may also be delivered by electronic mail to the electronic mail address of a representative of the applicable Person provided from time to time by such Person.

Section 8.10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and the Second Priority Secured Parties and their respective successors and permitted assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral or any Type thereof. All references to any Grantor shall include any Grantor as debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding.

Section 8.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 8.12. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.13. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission (or other electronic transmission) shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company, the ABL Agent and the Term Loan Agent.

Section 8.14. Integration. This Agreement represents the entire agreement of the Company, the ABL Agent, and the Term Loan Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by either of the ABL Agent or the Term Loan Agent relative to subject matter hereof not expressly set forth or referred to herein.

Section 8.15. Junior Lien Intercreditor Agreement. At any time prior to the ABL Termination Date, the ABL Agent shall have the right to direct the Senior Credit Agent (as defined in the Junior Lien Intercreditor Agreement) with respect of the Senior Credit Agent’s rights under the Junior Lien Intercreditor Agreement; provided the Senior Credit Agent shall not be obligated to take any such action at the direction of the ABL Agent unless the Senior Credit Agent is indemnified for taking any such actions in a manner reasonably satisfactory to it.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as ABL Agent

By:	/s/ Michael A. Hintz
Name: Michael A. Hintz
Title: Authorized Officer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Term Loan Agent

By:	/s/ Robert Hetu
Name: Robert Hetu
Title: Authorized Signatory

By:	/s/ Patrick Freytag
Name: Patrick Freytag
Title: Authorized Signatory

ROUNDY’S SUPERMARKETS, INC.

By:	/s/ Edward G. Kitz
Name: Edward G. Kitz
Title: Group Vice President - Legal, Risk & Treasury, Corporate Secretary

EACH OF THE GRANTORS LISTED ON ANNEX I HERETO

By:	/s/ Edward G. Kitz
Name: Edward G. Kitz
Title: Vice President and Secretary

ROUNDY’S ACQUISITION CORP., as a Grantor

By:	/s/ Darren W. Karst
Name: Darren W. Karst
Title: Vice President, Chief Financial Officer and Secretary

ANNEX I

Grantors

1	Roundy’s, Inc.

2	Roundy’s Acquisition Corp.

3	I.T.A., Inc.

4	Jondex Corp.

5	RBF, LLC

6	Kee Trans, Inc.

7	Mega Marts, LLC

8	Shop-Rite, LLC

9	Ultra Mart Foods, LLC

10	Roundy’s Illinois, LLC

11	IRP, LLC

ANNEX II

Provision for the [ABL Agreement] [Term Loan Agreement]

“Reference is made to the First Lien Intercreditor Agreement dated as of March 3, 2014 (as amended, restated, amended and restated, supplemented, modified, extended, renewed, replaced, refinanced or restructured from time to time, the “Intercreditor Agreement”), by and among JPMorgan Chase Bank, N.A., as agent for the ABL Secured Parties (as defined therein), Credit Suisse AG, as agent for the Term Loan Secured Parties (as defined therein), Roundy’s, Inc., a Delaware corporation, Roundy’s Acquisition Corp., a Delaware corporation, Roundy’s Supermarket, Inc., a Wisconsin corporation, and each of the other Grantors (as defined therein) party thereto. Notwithstanding any provisions in this Agreement or any other Loan Document to the contrary, the terms, conditions and provisions of this Agreement and the other Loan Documents are subject to the terms of the Intercreditor Agreement. To the extent there is a conflict between the Loan Documents and the Intercreditor Agreement, the terms and conditions of the Intercreditor Agreement shall control.”

Provision for each First Priority Security Document and Second Priority Security Document

“Reference is made to the First Lien Intercreditor Agreement dated as of March 3, 2014 (as amended, restated, amended and restated, supplemented, modified, extended, renewed, replaced, refinanced or restructured from time to time, the “Intercreditor Agreement”), by and among JPMorgan Chase Bank, N.A., as agent for the ABL Secured Parties (as defined therein), Credit Suisse AG, as agent for the Term Loan Secured Parties (as defined therein), Roundy’s, Inc., a Delaware corporation, Roundy’s Acquisition Corp., a Delaware corporation, Roundy’s Supermarket, Inc., a Wisconsin corporation, and each of the other Grantors (as defined therein) party thereto. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.”

ANNEX III

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder Agreement”), dated as of             , 201    , to the FIRST LIEN INTERCREDITOR AGREEMENT dated March 3, 2014 (as amended, restated, amended and restated, supplemented, modified, extended, renewed, replaced, refinanced or restructured from time to time, the “Intercreditor Agreement”), by and among JPMorgan Chase Bank, N.A., as agent (in such capacity, with its successors and assigns, the “ABL Agent”) for the ABL Secured Parties (as defined therein), Credit Suisse AG, as agent (in such capacity, with its successors and assigns, the “Term Loan Agent”) for the Term Loan Secured Parties (as defined therein), Roundy’s, Inc., a Delaware corporation, Roundy’s Acquisition Corp., a Delaware corporation, Roundy’s Supermarket, Inc., a Wisconsin corporation, and each of the other Grantors (as defined therein) party thereto is executed by             , a             (the “Additional Grantor”) in favor of the ABL Agent and the Term Loan Agent (collectively, the “Representatives”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Intercreditor Agreement.

The Additional Grantor, for the benefit of the Representatives, hereby agrees as follows:

1. The Additional Grantor hereby acknowledges the Intercreditor Agreement and acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Additional Grantor will be deemed to be a Grantor under the Intercreditor Agreement and shall have all of the obligations of a Grantor thereunder as if it had executed the Intercreditor Agreement. The Additional Grantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Intercreditor Agreement.

2. The address of the Additional Grantor for purposes of Section 8.09 of the Intercreditor Agreement is as follows:

____________________________

____________________________

____________________________

____________________________

3. THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

IN WITNESS WHEREOF, the Additional Grantor has caused this Joinder Agreement to be duly executed by its authorized officer, as of the day and year first above written.

[ADDITIONAL GRANTOR]

By:
Name:
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